Exhibit 99.1

For Immediate Release

Mitch Hill Named Executive Chairman of Ominto, Inc.

BOCA RATON, FL, June 21, 2017 -- Ominto, Inc. (Nasdaq: OMNT), a global leader in online Cash Back shopping, today announced that the company’s Board of Directors has appointed Mitch Hill as Executive Chairman of the Board. Mr. Hill will continue his work with Michael Hansen and the Board to provide leadership in developing and executing the company’s business strategy.

Mr. Hill has served on the company’s Board of Directors since May of 2015 and as an Executive Director since June of 2016. He also served as the company’s Interim CEO during the first six months of 2016.

Mr. Hill has C-level executive experience in a number of public and private companies including real estate, entertainment, healthcare and e-commerce. Earlier in his career, he was President and CFO of Buy.com Inc., a high-profile pioneer in early e-commerce solutions, which is now part of Rakuten, Inc. Prior to Buy.com, Mr. Hill served in a financial executive capacity for the Walt Disney Company and worked in the investment banking division of Goldman Sachs. Throughout his career he has supported startup launches, and has transformed companies from R&D phases and private capitalization to commercialization with manufacturing, marketing and sales, including preparation for IPO. Mr. Hill received his MBA from the Harvard Business School and his BS from Brigham Young University.

Commenting on today’s announcement, Mr. Hansen stated, “I look forward to continuing to work with Mitch. We appreciate the strategic, financial and transactional expertise he contributes to the company.”

About Ominto, Inc.

Ominto, Inc. is a global e-commerce leader and pioneer of online Cash Back shopping, delivering value-based shopping and travel deals through its primary shopping platform and affiliated Partner Program websites. At DubLi.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. The Ominto.com platform features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto’s Partner Programs offer a white label version of the Ominto.com shopping and travel platform to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commission for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto's corporate website http://inc.ominto.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These include statements about Ominto’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe,” “projects,” “could,” “would,” and similar expressions. You can also identify them by the fact that they do not relate strictly to historical or current facts. The forward-looking statements reflect Ominto’s current view about future events and are subject to risks, uncertainties and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: risks related to our ability to continue as a going concern being in doubt; Ominto’s inability to generate enough customers or enough purchasing activity for our shopping websites; Ominto’s inability to establish and maintain a large growing base of Business Associates; Ominto’s failure to adapt to technological change; increased competition; increased operating costs; changes in legislation applicable to Ominto’s business; Ominto’s failure to improve our internal controls; and Ominto’s inability to generate sufficient cash flows from operations or to secure capital to enable us to maintain our current operations or support our intended growth; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

For More Information, Please Contact:

Josh Hochberg

jhochberg@sloanepr.com